Exhibit 10.2

EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT AND JOINDER

This Eighth Amendment to Loan and Security Agreement and Joinder is entered into as of November 1, 2018 (the “Amendment”), by and between EAST WEST BANK (“Bank”), IDENTIV, INC. (“Parent”), 3VR SECURITY, INC. (“3VR”) and Thursby Software Systems, LLC (“TSS”).

RECITALS

Parent, 3VR and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017, that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018, and that certain Fourth Amendment to Loan and Security Agreement dated as of February 5, 2018, that certain Fifth Amendment to Loan and Security Agreement dated as of March 6, 2018, that certain Sixth Amendment to Loan and Security Agreement dated as of April 14, 2018  and that certain Seventh Amendment to Loan and Security Agreement dated as of July 17, 2018 (collectively, the “Loan Agreement”).  The parties desire to amend the Loan Agreement to join TSS as a co-Borrower thereunder and make such other  modifications to the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.TSS is hereby added to the Loan Agreement as a “Borrower” thereunder, and each reference to “Borrower” in the Loan Agreement and any other Loan Document shall mean and refer to each of Parent, 3VR and TSS thereunder, individually and collectively.  TSS assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents; and covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to a Borrower. Without limiting the generality of the foregoing, TSS grants Bank a security interest in the Collateral described on Exhibit A to the Loan Agreement to secure performance and payment of all Obligations under the Loan Agreement, and authorizes Bank to file financing statements or other instruments with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder and under the Loan Documents.

2.Each Borrower acknowledges and agrees that no Accounts or Inventory of TSS shall be included in the Borrowing Base.

3.The following definitions are added to Section 1.1 of the Loan Agreement:

“TSS Closing” means the “Closing” as defined in that certain Agreement and Plan of Merger dated as of October 25, 2018 by and among Parent, Thursby Software Systems, Inc., a Texas corporation and the other parties named therein.

“TSS” means Thursby Software Systems, LLC., a Texas limited liability company.

4.TSS acknowledges and agrees that Sections 6.3(b)(i) and 6.3(b)(ii) of the Loan Agreement shall apply to TSS; and TSS shall deliver to Bank its aged listings of accounts receivable and accounts payable by invoice date and an inventory report in accordance with the timeframe set forth in Sections 6.3(b) of the Loan Agreement.

5.The following is added as a new Section 6.14 to the end of Section 6 of the Loan Agreement:

6.14TSS Covenants.  Borrowers shall deliver to Bank the following, each in form and substance satisfactory to Bank: (a) within thirty (30) days following the TSS Closing, (i) insurance certificates and endorsements evidencing the addition of Bank as an additional insured and lose payee under TSS’s insurance policies; and (b) account control agreements with respect to TSS’s bank accounts maintained outside of Bank.

6.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

9.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrowers;

(b)corporate resolutions and incumbency certificate duly executed by TSS, with certified copies of its certificate of formation and operating agreement;

(c)intellectual property security agreement duly executed by TSS;

(d)filed copies of all of the Certificates of Merger filed in connection with the TSS Closing; and

(e)payment of all Bank Expenses incurred through the date of this Amendment; and

(f)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/ Sandra Wallach

Name:	Sandra Wallach

Title:	CFO

3VR SECURITY, INC.

By:	/s/ Sandra Wallach

Name:	Sandra Wallach

Title:	CFO

THURSBY SOFTWARE SYSTEMS, LLC

By:	/s/ Sandra Wallach

Name:	Sandra Wallach

Title:	Manager

EAST WEST BANK

By:	/s/ Kelvin Chan

Name:	Kelvin Chan

Title:	Managing Director